Exhibit 1

JOINT FILING AGREEMENT FOR SCHEDULE 13D WITH RESPECT TO
TPG SPECIALTY LENDING, INC.
PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: February 13, 2015

SILVER CREEK CAPITAL MANAGEMENT LLC

By: /s/ Eric E. Dillon
Name: Eric E. Dillon
Title:   Manager

SILVER CREEK SPECIAL OPPORTUNITIES FUND III, L.P.

By: /s/ Eric E. Dillon
Name: Eric E. Dillon
Title:   Manager, Silver Creek Special Opportunities III GP LLC, its General Partner

SILVER CREEK SPECIAL OPPORTUNITIES FUND III CAYMAN, L.P.

By: /s/ Eric E. Dillon
Name: Eric E. Dillon
Title:   Director, Silver Creek Special Opportunities III GP Ltd., its General Partner

SILVER CREEK ADVISORY PARTNERS LLC

By: /s/ Eric E. Dillon
Name: Eric E. Dillon
Title:   Manager

SILVER CREEK CREDIT OPPORTUNITIES II MASTER FUND A, L.P.

By: /s/ Eric E. Dillon
Name: Eric E. Dillon
Title:  Manager, Silver Creek Credit Opportunities II GP, L.L.C., its General Partner

SILVER CREEK CREDIT OPPORTUNITIES III MASTER FUND B, L.P.

By: /s/ Eric E. Dillon
Name: Eric E. Dillon
Title:   Manager, Silver Creek Credit Opportunities I-III GP, L.L.C., its General Partner